Exhibit 10.1

RESTRICTED SHARES AWARD AGREEMENT

PURSUANT TO THE

DOUGLAS ELLIMAN INC.

2021 MANAGEMENT INCENTIVE PLAN

THIS AGREEMENT (the “Agreement”), made as of March 14, 2023 (“Grant Date”), by and between Douglas Elliman Inc., a Delaware Corporation, with its principal office at 4400 Biscayne Boulevard, 10th Floor, Miami, FL 33137 (the “Company”), and Howard M. Lorber (the “Participant”).

WHEREAS, the Board of Directors of the Company (the “Board”) adopted the Douglas Elliman Inc. 2021 Management Incentive Plan on December 22, 2021 (approved by the stockholders of the Company on December 24, 2021) (as such plan may be amended from time to time, the “Plan”);

WHEREAS, the Plan provides that the Company, through the Human Capital and Compensation Committee (the “Committee”), can grant awards of Restricted Shares to Employees, Non-Employee Directors, Consultants and Independent Contractors who provide services to the Company or a Subsidiary thereof; and

WHEREAS, subject to the terms and conditions of this Agreement and the Plan, the Committee (acting through the stock grant sub-committee) has determined that the Participant, an Employee, shall be awarded Restricted Shares in the amount set forth below and subject to the terms, conditions and restrictions set forth herein.

NOW, THEREFORE, the Company and the Participant each agree as follows:

1. Grant of Restricted Shares. Subject to the terms, conditions and restrictions of the Plan and this Agreement, the Company hereby grants to the Participant 1,250,000 Restricted Shares effective as of the Grant Date. For the avoidance of doubt, the Participant shall be entitled to all rights of a holder of shares of common stock of the Company (“Common Stock”) set forth in Section 4 hereof as of the Grant Date. Pursuant to the Plan and Section 2 of this Agreement, the Restricted Shares are subject to certain restrictions, some of which shall expire in accordance with the provisions of the Plan and Section 2 hereof. A book entry in the Participant’s name evidencing the Restricted Shares will be made with the Company or its designated agent until such Restricted Shares are released to the Participant or forfeited in accordance with this Agreement. Unless otherwise provided herein, capitalized terms used herein that are not defined herein shall have the meanings attributable thereto in the Plan.

2. Vesting. (a) Except as otherwise provided in Sections 2(b) and 3 hereof, the Restricted Shares shall become vested in the following percentages and at the following times, subject to the Participant’s continued employment or engagement with the Company or a Subsidiary thereof through and on the applicable Vesting Date:

Percentage of Restricted Shares	Vesting Date
25%	December 15, 2023
25%	December 15, 2024
25%	December 15, 2025
25%	December 15, 2026

There shall be no proportionate or partial vesting of the Restricted Shares in or during the months, days or periods prior to each Vesting Date, and all vesting of the Restricted Shares shall occur only on the applicable Vesting Date. Upon the termination or cessation of the Participant’s employment or engagement with the Company or a Subsidiary thereof, other than a Without Cause Termination or a Good Reason Termination, any portion of the Restricted Shares which is not yet then vested shall automatically and without notice terminate, be forfeited and become null and void except as otherwise provided herein.

(b) Notwithstanding any other term or provision of this Agreement, in the event that an Acceleration Event (as defined below) occurs, the Restricted Shares subject to this Agreement shall become immediately fully vested as of the date of the Acceleration Event. For purposes of this Agreement, an “Acceleration Event” shall mean the first to occur of any of the following: (i) a Change in Control (as defined below) provided that the Participant’s employment or engagement with the Company and any Subsidiary thereof continues through and on the date of such Change in Control; or (ii) the Participant’s employment or engagement with the Company and any Subsidiary thereof terminates through either a Without Cause Termination or a Good Reason Termination (as such quoted terms are defined below).

(c) For purposes of this Agreement, “Change in Control” shall be as defined in Section 13.3 of the Plan.

(d) For purposes of this Agreement,

(i) a “Without Cause Termination” shall mean a termination of the Participant’s employment by the Company or a Subsidiary thereof other than for Cause (as defined below) or as a result of the Participant’s death or disability,

(ii) a “Good Reason Termination” shall mean (1) a termination of the Participant’s employment by the Participant for “good reason” pursuant to and in accordance with the Participant’s written employment agreement with the Company or a Subsidiary thereof, and (2) in the absence of such an agreement; (w) a material diminution of the Participant’s duties and responsibilities; (x) a reduction of the Participant’s base salary or target bonus opportunity as a percentage of base salary; (y) a relocation of the Participant’s office by more than sixty (60) miles; or (z) a change in the Participant’s reporting relationship; provided that the Participant gives the Company sixty (60) days’ prior notice of the Participant’s intent to voluntarily terminate the Participant’s employment for any (or all) of the reasons set forth in Section 2(d)(ii)(2)(w), (x), (y) or (z) within 120 days of the Participant learning of such event and the Company shall not have cured such breach within such 60-day period.

(iii) “Cause” shall mean (1) if the Participant is a party to a written employment agreement with the Company or a Subsidiary thereof defining such term, the definition of “Cause” set forth therein, and (2) in the absence of such an agreement, (x) the Participant’s willful misconduct or gross negligence in the performance of his or her duties for the Company or a Subsidiary thereof that is not cured by the Participant within thirty (30) days after his or her receipt of written notice from the Company or such Subsidiary (as applicable); (y) the Participant’s conviction of, or plea of guilty or nolo contendere to, a crime relating to the Company or a Subsidiary thereof or any felony; or (z) a material breach by the Participant of the Participant’s employment agreement, offer letter or other offer arrangement with the Company or a Subsidiary, or any other material written agreement entered into between the Participant and the Company or any Subsidiary thereof (if any) that is not cured by the Participant within thirty (30) days after his or her receipt of written notice from the Company or such Subsidiary (as applicable).

3. Effect of Vesting; Forfeiture.

(a) Upon the vesting of any Restricted Shares, such vested Restricted Shares will no longer be subject to forfeiture as provided in this Agreement. Promptly after vesting, the Company will deliver to the Participant the Restricted Shares that have vested subject to applicable tax withholding obligations pursuant to Section 10.

(b) If the Participant’s employment or engagement with the Company and its Subsidiaries is terminated for any reason other than a Without Cause Termination or a Good Reason Termination, the Participant shall automatically forfeit any unvested Restricted Shares and the Company shall acquire such unvested Restricted Shares for the amount paid by the Participant for such Restricted Shares (or, if no amount was paid by the Participant for such Restricted Shares, then the Company shall acquire such Restricted Shares for no consideration). The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Participant’s forfeiture of the Restricted Shares pursuant to this Section 3.

4. Rights as a Holder of Restricted Shares. From and after the Grant Date, the Participant shall have, with respect to the Restricted Shares (whether vested or unvested), all of the rights of a holder of shares of Common Stock of the Company, including, without limitation, the right to vote the shares, to receive and retain all regular cash dividends payable to holders of shares of record on and after the Grant Date (although such dividends will be treated, to the extent required by applicable law, as additional compensation for tax purposes), and to exercise all other rights, powers and privileges of a holder of shares with respect to the Restricted Shares; provided, that, to the extent the Company issues a dividend in the form of shares or other property, such shares or other property shall be subject to the same restrictions that are then applicable to the Restricted Shares under the Plan and this Agreement and such restrictions shall expire at the same time as the restrictions on the Restricted Shares expire. The Participant shall not be required to repay any dividends received with respect to Restricted Shares that are subsequently forfeited prior to vesting.

5. Taxes; Section 83(b) Election. The Participant acknowledges that (i) no later than the earlier of (x) the date on which any Restricted Shares shall have become vested or (y) the date on which the Participant makes a Section 83(b) election (if he or she so chooses to make such an election), the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any Federal, state or local or other taxes of any kind required by law to be withheld with respect to any Restricted Shares which shall have become so vested; (ii) the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any Federal, state or local or other taxes of any kind required by law to be withheld with respect to any Restricted Shares which shall have become so vested, including that the Company may, but shall not be required to, sell a number of Restricted Shares sufficient to cover applicable withholding taxes; and (iii) in the event that the Participant does not satisfy (i) above on a timely basis, the Company may, but shall not be required to, pay such required withholding and, to the extent permitted by applicable law, treat such amount as a demand loan to the Participant at the maximum rate permitted by law, with such loan, at the Company’s sole discretion and provided the Company so notifies the Participant within thirty (30) days of the making of the loan, secured by the Restricted Shares and any failure by the Participant to pay the loan upon demand shall entitle the Company to all of the rights at law of a creditor secured by the Restricted Shares. The Company may hold as security any certificates representing any Restricted Shares and, upon demand of the Company, the Participant shall deliver to the Company any certificates in his or her possession representing the Restricted Shares together with a stock power duly endorsed in blank. The Participant also acknowledges that it is his or her sole responsibility, and not the Company’s, to file timely and properly any election under Section 83(b) of the Code, and any corresponding provisions of state tax laws, if the Participant wishes to utilize such election.

6. No Obligation to Continue Employment. This Agreement is not an agreement of employment. Neither the execution of this Agreement nor the issuance of the Restricted Shares hereunder constitute an agreement by the Company or any Subsidiary thereof to employ or to continue to employ the Participant during the entire, or any portion of, the term of this Agreement, including but not limited to any period during which any Restricted Shares are outstanding.

7. Legend. In the event that a certificate evidencing the Restricted Shares is issued, the certificate representing the Restricted Shares shall have endorsed thereon the following legends:

(a) “THE ANTICIPATION, ALIENATION, ATTACHMENT, SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR CHARGE OF THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF DOUGLAS ELLIMAN INC. (THE “COMPANY”) 2021 MANAGEMENT INCENTIVE PLAN ORIGINALLY ADOPTED BY THE COMPANY’S BOARD OF DIRECTORS ON DECEMBER 22, 2021 (APPROVED BY THE STOCKHOLDERS OF THE COMPANY ON DECEMBER 24, 2021) (AS SUCH PLAN MAY BE AMENDED FROM TIME TO TIME, THE “PLAN”) AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE COMPANY DATED AS OF MARCH 14, 2023. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

(b) Any legend required to be placed thereon by applicable blue sky laws of any state.

Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Restricted Shares prior to vesting as set forth in Section 2 hereof.

8. Power of Attorney. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Restricted Shares provided for herein, and the Participant hereby ratifies and confirms that which the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for this purpose.

9. Transferability. Unless otherwise determined by the Committee, the Restricted Shares shall not be subject to a Transfer (as defined below), otherwise than by will or under the applicable laws of descent and distribution, unless and until the shares become vested under Section 2 hereof. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant. Except as otherwise permitted pursuant to the first sentence of this Section 9, any attempt to effect a Transfer of any Restricted Shares shall be void ab initio. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

10. Tax Withholding. Upon each vesting of the Restricted Shares, the Company shall withhold shares of Common Stock having a Fair Market Value (as defined in the Plan) on the date the tax is to be determined equal to the maximum statutory amount to satisfy any Federal, state or local taxes required by law to be withheld as a result of such vesting.

11. Miscellaneous.

(a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributes, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, the Participant may not assign this Agreement or any of the Participant’s rights, interest or obligations hereunder.

(b) This award of Restricted Shares shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or Subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Shares, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

(c) The Participant agrees that the award of the Restricted Shares hereunder is special incentive compensation and that, with the exception of dividends paid thereon, will not be taken into account as “salary”, “Base Salary” (as defined in the Participant’s employment agreement), “compensation” or “bonus” in determining the amount of any matching payment under any pension, retirement or profit-sharing plan of the Company or Subsidiary thereof or any life insurance, disability or other benefit plan of the Company or Subsidiary thereof.

(d) No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

(e) This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract, and such execution may be evidenced by electronic means pursuant to any procedures established by the Company for electronic acceptance.

(f) The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(g) The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

(h) All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to Douglas Elliman Inc. at 4400 Biscayne Boulevard, 10th Floor, Miami, Florida 33137, Attn: Marc N. Bell, Senior Vice President, General Counsel and Secretary.

(i) This Agreement shall be construed and interpreted in accordance with and governed by the laws of the state of Florida (disregarding any choice of law rules which might look to the laws of any other jurisdiction).

12. Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted thereunder and as may be in effect from time to time. The Plan is incorporated herein by reference. A copy of the Plan has been delivered to the Participant. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant.

[signature page(s) follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

DOUGLAS ELLIMAN INC.

By:	/s/ J. Bryant Kirkland III
Name: J. Bryant Kirkland III
Title: Senior Vice President, Treasurer and Chief Financial Officer

Participant:

/s/ Howard M. Lorber
Howard M. Lorber

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